AGREEMENT AND PLAN OF MERGER

                                 By and Between

                                SUN BANCORP, INC.

                                       And

                         COMMUNITY BANCORP OF NEW JERSEY

                          Dated as of February 16, 2004



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                          AGREEMENT AND PLAN OF MERGER
                                 By and Between
                                SUN BANCORP, INC.
                                       AND
                         COMMUNITY BANCORP OF NEW JERSEY


         This AGREEMENT AND PLAN OF MERGER, dated as of the 16th day of February, 2004 (this "Agreement"), by and between Sun Bancorp, Inc., a New Jersey corporation ("Sun"), and Community Bancorp of New Jersey, a New Jersey corporation ("Community") collectively, the ("Parties").

                                WITNESSETH THAT:

         WHEREAS, the Boards of Directors of Sun and Community deem it in the best interests of Sun and Community, respectively, and of their respective shareholders, that Sun and Community merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986 (as amended, the "Code") (the "Merger");

         WHEREAS, Community owns all the issued and outstanding capital stock of the Community Bank of New Jersey, a New Jersey-chartered commercial bank ("Community Bank"), and Sun owns all of the issued and outstanding capital stock of Sun National Bank, a national bank ("Sun Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Plan of Merger (the "Bank Merger Agreement"), Community Bank will be merged with and into Sun Bank (the "Bank Merger");

         WHEREAS, as an inducement and condition to Sun's entering into this Agreement, each of the directors and executive officers of Community have entered into Affiliate and Voting Agreements with Sun pursuant to which they have agreed to vote their Community Shares (as defined herein) in favor of approval of the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Community will be merged with and into Sun and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Community, no par value per share, into shares of common stock of Sun, par value of $1.00 per share (the "Sun Shares"), shall be as hereinafter set forth.

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                                   ARTICLE 1

                                   THE MERGER

Section 1.1       Consummation of Merger; Closing Date.
                  ------------------------------------

     (a)  Subject  to the  provisions  hereof,  including,  without  limitation,
Section 2.5 hereof respecting the possible restructuring of the transaction under certain circumstances, Community shall be merged with and into Sun (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the State of New Jersey, and Sun shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Certificate of Merger has been duly filed with the Division of Revenue of New Jersey, unless a later date is specified in such Certificate of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by Sun and Community, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement or the Bank Merger Agreement and (ii) the date on which the shareholders of Community approve the transactions contemplated by this Agreement, or such other time as the parties may agree.

     (b) The closing of the Merger (the "Closing") shall take place at the principal offices of Sun at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

     Section  1.2  Effect  of  Merger.  At the  Effective  Time  of the  Merger,
                   ------------------
Community shall be merged with and into Sun and the separate existence of Community shall cease. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Sun, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of New Jersey and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other

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interest,  of or belonging to or due to each of the constituent  corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

     Section 1.3 Further  Assurances.  From and after the Effective  Time of the
                 -------------------
Merger, as and when requested by the Surviving Corporation, the officers and directors of Community last in office shall execute and deliver or cause to be executed and delivered in the name of Community such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Community.

     Section 1.4 Directors  and Officers.  Except as otherwise set forth herein,
                 -----------------------
from and after the Effective Time of the Merger, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of Sun immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as Sun, at or prior to the Effective Time of the Merger, shall designate in writing.

                                   ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

     Section  2.1  Manner of  Conversion  of  Community  Shares.  Subject to the
                   --------------------------------------------
provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of Sun, Community or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of capital stock of Sun outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged.

          (b) Each share of common stock of Community (the "Community Shares") held by Community or by Sun (or any of their subsidiaries), other than such shares the holders of which become entitled to fair value under Section 14A:11-1 of the New Jersey Business Corporation Act ("Dissenting Shares") or such shares held in a fiduciary capacity or as a result of

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

debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

          (c)  Except  with  regard  to: (i)  Community  Shares  excluded  under
Section 2.1(b) above, each Community Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 0.83 of a Sun Share. (Such number of Sun Shares, as may be adjusted as provided herein, is hereinafter referred to as the "Per Share Stock Consideration"). Thereafter, subject to Sections 2.3, 2.5 and 2.7, each outstanding certificate representing a Community Share shall represent solely the right to receive the Per Share Stock Consideration.

          (d) In the event that Sun declares a change in the number of Sun Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time or announces a special extraordinary cash dividend with a record date prior to the Effective Time, the Per Share Stock Consideration shall be proportionately adjusted.

     Section 2.2 Community  Stock Options.  As of and  immediately  prior to the
                 ------------------------
Effective Time of the Merger, all rights with respect to Community Shares issuable pursuant to the exercise of stock options ("Community Options") granted by Community under the Community Stock Option Plans set forth in Schedule 2.2 (the "Community Stock Option Plans"), each of which are listed and described on
Schedule 2.2 and which are outstanding at the Effective Time of the Merger, shall be exchanged as follows: such Community Options held by each individual as detailed at Schedule 2.2 shall have all of his or her Community Options assumed by Sun and such Community Options shall be converted into an option to purchase a number of Sun Shares (rounded down to the nearest whole share) equal to (i) the number of shares of Community Shares subject to such option immediately prior to the Effective Time multiplied by (ii) the Per Share Stock Consideration, and the per share exercise price for Sun Shares issuable upon the exercise of such assumed stock options shall be equal to (i) the exercise price per share of Community Shares at which such option was exercisable immediately prior to the Effective Time divided by (ii) the Per Share Stock Consideration (rounded to the nearest whole cent); provided, however, that in the case of any stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with section 424(a) of the Code. Except as otherwise provided herein, the assumed stock options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Community Stock Options immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, provided for in the Community Stock Option Plans by reason of this Agreement or the transactions contemplated hereby); provided, however, that thereafter references to Community shall be deemed to be references to Sun.

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     Section 2.3 Fractional Shares.  Notwithstanding any other provision of this
                 -----------------
Agreement, each holder of Community Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Sun Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part (to the nearest thousandth) of such Sun Share, multiplied by the market value of one Sun Share at the Effective Time of the Merger. The market value of a Sun Share at the Effective Time of the Merger shall be the average of the last sale price for the five trading days prior to the Effective Time of such Sun Shares, as reported by The Nasdaq Stock Market ("NASDAQ") ending on the last business day preceding the Effective Time of the Merger, or, if the Sun Shares hereafter become listed for trading on any national securities exchange registered under the Exchange Act, the average of the last sale price for the five trading days prior to the Effective Time of such Sun Shares on the applicable dates as reported on the principal securities exchange on which the Sun Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

     Section 2.4 Effectuating Conversion.
                 -----------------------

          (a) Prior to the Effective Time, Sun will appoint an exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, Sun will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by Sun for Community Shares, along with the appropriate cash payment in lieu of fractional interests in Sun Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Community Shares (other than holders of Dissenting Shares) transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Community Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Community Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Community Shares to transfer good and marketable title to such Community Shares to Sun, free and clear of all liens, claims and encumbrances.

          (b) At the Effective Time of the Merger, the stock transfer books of Community shall be closed as to holders of Community Shares immediately prior to the Effective Time of the Merger and no transfer of Community Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Community Shares shall, without any action on the part of any holder thereof, no longer represent Community Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates (other than Dissenting Shares) shall be exchanged for the consideration contemplated by this Agreement into which Community Shares represented thereby were converted in the Merger.

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

          (c) In the event that any holder of record as of the Effective Time of the Merger of Community Shares (other than Dissenting Shares) is unable to deliver the certificate which represents such holder's Community Shares, Sun, in the absence of actual notice that any Community Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser shall deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional Sun Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

               (i)  An   affidavit   or  other   evidence   to  the   reasonable
     satisfaction of Sun that any such certificate has been lost, wrongfully taken or destroyed;

               (ii) Such security or indemnity as may be reasonably requested by
     Sun  to  indemnify   and  hold  Sun  harmless  in  respect  of  such  stock
     certificate(s); and

               (iii)Evidence to the satisfaction of Sun that such holder is the owner of Community Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

          (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional Sun Shares are to be made to a person other than the person in whose name any certificate representing Community Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of Sun that such tax has been paid or is not applicable.

          (e) Except as set forth at Section 2.1(d), no holder of Community Shares shall be entitled to receive any dividends or distributions declared or made with respect to the Sun Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional Sun Shares nor any dividend or other distribution with respect to Sun Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Community Shares, and Sun shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional Sun Shares or any such dividend or other distribution with respect to Sun Shares until such holder shall surrender the certificate or certificates representing Community Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing Sun Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional Sun Shares and

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the amount of any dividends or other distributions with respect to Sun Shares to which such holder is entitled as a holder of Sun Shares.

     Section 2.5 Determination of Alternative Structures. The parties may at any
                 ---------------------------------------
time change the method of affecting the combination (including by providing for the merger of Community with a wholly owned subsidiary of Sun) if and to the extent requested by either party and consented to by the other party (such consent not to be unreasonably withheld); provided, however, that no such changes shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Community as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Community's shareholders as a result of receiving the Merger Consideration or the tax treatment of either party pursuant to this Agreement or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     Section 2.6 Laws of  Escheat.(a) If any of the  consideration  due or other
                 ----------------
payments to be paid or delivered to the holders of Community Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Sun or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Community, Sun, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Community Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.7 Dissenting Shares.
                     -----------------

          (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the New Jersey Business Corporation Act ("NJBCA"); provided, however, that if, in accordance with the NJBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Stock Consideration without interest from Sun. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the NJBCA.

          (b) Community shall give Sun (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the NJBCA received by Community and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the NJBCA. Community shall not voluntarily make any payment

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

with respect to any demands for payment of fair value and shall not, except with the prior written consent of Sun, settle or offer to settle any such demands.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF COMMUNITY

Community hereby represents and warrants to Sun as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

     Section 3.1 Corporate Organization.
                 ----------------------

          (a) Community is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Community has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined herein) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of Community on a consolidated basis. Community is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and correct copies of the Certificate of Incorporation and the Bylaws of Community, each as amended to the date hereof, have been delivered to Sun.

          (b) Community Bank is a commercial bank, duly organized, validly existing and in good standing under the laws of the state of New Jersey. Community Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Community Bank is duly licensed or qualified to do business in New Jersey and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Community Bank. True and correct copies of the Certificate of Incorporation and the Bylaws of Community Bank, each as amended to the date hereof, have been delivered to Sun.

          (c) Each subsidiary of Community and Community Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business being conducted by each

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

subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of Community on a consolidated basis.

          (d) Community and each of its subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Community on a consolidated basis.

          (e) Schedule 3.1(e) lists all subsidiaries and all entities (whether corporations, limited liability companies, partnerships or similar organizations) of Community (other than Community Bank) and Community Bank, including the corresponding percentage ownership, in which Community or Community Bank, as appropriate, owns, directly or indirectly, five percent (5%) or more of the ownership interests as of the date of this Agreement and indicates for each of Community's or Community Bank's subsidiaries as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All of such subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. Community or Community Bank, as appropriate, owns either directly or indirectly, all of the outstanding capital stock of each of its subsidiaries. No subsidiary of Community (other than Community Bank) or Community Bank is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. All of the shares of capital stock of each of the subsidiaries of Community and Community Bank are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and are owned by Community or Community Bank, as appropriate, free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (f) The minute books of Community and Community Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

     Section 3.2 Capitalization.
                 ---------------

          (a) The authorized capital stock of Community consists of 10,000,000 Community Shares, of which 3,407,847 Community Shares are issued and outstanding as of the date hereof (22,357 of which is held in the treasury of Community). All of the issued and outstanding Community Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of

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capital stock of Community,  or any  securities  or rights  convertible  into or exchangeable for shares of capital stock of Community, except for options to purchase 549,821 Community Shares (which are described in more detail in Schedule 3.2).

          (b) The authorized capital stock of Community Bank consists of 5,000,000 shares of common stock, no par value per share of which 1,796,917 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Community Bank) (the "Community Bank Shares"). All of the issued and outstanding Community Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Community Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of Community Bank.

          (c) All of the issued and outstanding shares of capital stock of Community Bank:

               (i)  are owned by Community; and

               (ii) are so owned  free and clear of all  liens and  encumbrances and adverse claims thereto.

     Section 3.3 Financial Statements; Filings.
                 ------------------------------

          (a) Community has previously delivered to Sun copies of the audited consolidated financial statements of Community as of and for the years ended December 31, 2002, December 31, 2001 and December 31, 2000 and unaudited consolidated financial statements for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and Community shall deliver to Sun, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of Community, the additional consolidated financial statements of Community as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Community").

          (b) Community has previously delivered to Sun copies of the call reports of Community Bank as of and for each of the years ended December 31, 2003, December 31, 2002 and December 31, 2001 and call reports for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and Community Bank and Community shall deliver to Sun, as soon as practicable following the preparation of additional call reports for each subsequent calendar quarter (or other reporting period) or year, the call reports of Community Bank as of and for such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Regulatory Reports of Community Bank").

          (c) Each of the Financial Statements of Community and each of the Financial Regulatory Reports of Community Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Community and Community Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Community and each of the Financial Regulatory Reports of Community Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of Community on a consolidated basis, as applicable, and the financial position of Community Bank (as the case may be) as of the respective dates thereof and fairly present or will fairly present the results of operations of Community on a consolidated basis, as applicable, and the results of operations of Community Bank (as the case may be) for the respective periods therein set forth.

          (d) To the extent not prohibited by law, Community has heretofore delivered or made available, or caused to be delivered or made available, to Sun all reports and filings made or required to be made by Community, Community Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause Community Bank to furnish to Sun, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Except as set forth in Schedule 3.3(e), since December 31, 2002, none of Community, Community Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Community on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Community or the Financial Regulatory Reports of Community Bank, or reflected in the notes thereto, or (ii) which were incurred after December 31, 2002, in the ordinary course of business consistent with past practices. Since December 31, 2002, neither Community nor Community Bank have incurred or paid any obligation or liability which would be material to the Condition of Community on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

     Section 3.4 Loan Portfolio;  Reserves. Except as set forth in Schedule 3.4,
                 -------------------------
(i) all evidences of indebtedness in original principal amount in excess of $500,000 reflected as assets in the Financial Statements of Community and the Financial Regulatory Reports of Community Bank as of September 30, 2003 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; and (ii) the allowances for possible loan losses shown on the Financial Statements of Community and the Financial Regulatory Reports of Community Bank as of September 30, 2003 were, and the allowance for possible loan losses to be shown on the Financial Statements of Community and the Financial Regulatory Reports of Community Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Community and Community Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit);

     Section  3.5  Certain  Loans and  Related  Matters.  Except as set forth in
                   ------------------------------------
Schedule 3.5, none of Community, Community Bank or their respective subsidiaries is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $25,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Community, Community Bank or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned," "special mention," "credit risk assets," "classified," "criticized," "watch list," "concerned loans" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Community, Community Bank or any Community subsidiary or any five percent (5%) shareholder of Community, Community Bank or any Community subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Community, Community Bank or any Community subsidiary including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority and which violation could have a Material Adverse Effect on the Condition of Community.

     Section 3.6 Authority; No Violation.
                 -----------------------

          (a) Community has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of
Community and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Community has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Community's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders and the execution and filing of the Certificate of Merger, no other corporate proceeding on the part of Community is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Community and delivered by Community (and assuming due authorization, execution and delivery by Sun), will constitute a valid and binding obligation of Community, and will be enforceable against Community in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          (b) Neither the execution and delivery of this Agreement by Community nor the consummation by Community of the transactions contemplated hereby, nor compliance by Community with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Community, or the Certificate of Incorporation or Bylaws of any Community subsidiary, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Community, Community Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Community or Community Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Community or Community Bank is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

     Section 3.7  Consents  and  Approvals.  Except for (i) the  approval of the
                  ------------------------
shareholders of Community pursuant to the proxy statement of Community relating to the meeting of the shareholders of Community at which the Merger is to be considered (the "Joint Proxy Statement/Prospectus"); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Certificate of Merger with the State New Jersey; and (iv) as set forth in Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Community of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

     Section 3.8 Broker's  Fees.  Except for Ryan Beck & Co.,  whose  engagement
                 --------------
letter is set forth in Schedule 3.8, neither of Community or Community Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     Section  3.9 Absence of Certain  Changes or Events.  Except as set forth in
                  -------------------------------------
Schedule 3.9, since December 31, 2002, there has not been (a) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Community Shares or (b) any change or any event involving a prospective change in the Condition of Community on a consolidated basis, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Community on a consolidated basis or on Community or Community Bank generally, including, without limitation any change in the administration or supervisory standing or rating of Community or Community Bank with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

     Section 3.10 Legal Proceedings;  Etc. Except as set forth in Schedule 3.10,
                  -----------------------
neither Community nor Community Bank is a party to any, and there are no pending or, to the knowledge of Community and each Community subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Community or Community Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Community and each Community subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against Community or Community Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Community or Community Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Community on a consolidated basis; there is no default by Community or Community Bank under any material contract or agreement to which Community or Community Bank is a party; and none of Community or Community Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Community or Community Bank and none of Community or Community Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

     Section 3.11 Taxes and Tax Returns.
                  ---------------------

          (a) Community has previously delivered or made available to Sun copies of the federal, state and local income tax returns of Community and, if consolidated returns do not exist for all periods, of Community Bank and each of its respective subsidiaries, for the years 2000, 2001 and 2002 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Schedule 3.11, Community, Community Bank and their respective subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Community, Community Bank and any of their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by Community, Community Bank or any of their respective subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Community, Community Bank and any of their respective subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of Community and the Financial Regulatory Reports of Community Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. None of Community, Community Bank nor any of their respective subsidiaries is responsible for the taxes of any other person other than Community, Community Bank and any of their respective subsidiaries, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

          (b) Except as disclosed in Schedule 3.11, neither of Community, Community Bank nor any of their respective subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Community, Community Bank or any of their respective subsidiaries, have been adequately provided for in the Financial Statements of Community.

          (c) Except as disclosed in Schedule 3.11, neither of Community, Community Bank nor any of their respective subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

          (d) There has not been an ownership change, as defined in Section 382(g) of the Code, of Community, Community Bank or any of their respective subsidiaries that occurred during or after any taxable period in which Community, Community Bank or any of their respective subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of Community immediately preceding the date of this Agreement.

          (e) (i) Proper and accurate amounts have been withheld by Community, Community Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding; (ii) federal, state and local returns have been filed by Community, Community Bank and their respective subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority; and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by either Community or Community Bank in the Financial Statements of Community.

     Section 3.12 Employee Benefit Plans.
                  -----------------------

          (a) None of Community, Community Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), except as described in Schedule 3.12(a) (the "Employee Benefit Plans"). Community, Community Bank and their respective subsidiaries have, with respect to each such plan, delivered to Sun true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

          (b) Except as described in Schedule 3.12(b), no Employee Benefit Plan is a defined benefit plan. None of Community, Community Bank or any of their respective subsidiaries (or any pension plan maintained by any of them) has incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

          (c) None of Community, Community Bank or any of their respective subsidiaries has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

          (d) All Employee Benefit Plans comply with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. None of Community, Community Bank or any of their respective subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of Community or the Financial Regulatory Reports of Community Bank. Neither Community, Community Bank, any Employee Benefit Plan nor any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss. 1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 164. No penalties have been imposed on Community, Community Bank, any Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss. 1176 or ss. 1177.

     For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

          (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

          (f) No Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

          (g) Except as described in Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, 9everance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Community, Community Bank or any of their respective subsidiaries under any Employee Benefit Plan or otherwise, (ii) increase any benefits or obligations otherwise payable under any benefit plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

          (h)  No Employee  Benefit Plan is a  multiemployer  plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Community, Community Bank and their respective subsidiaries have never been a party to or participant in a multiemployer plan.

          (i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of Community, Community Bank or their respective subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

          (j)  Each  Employee  Benefit  Plan which is intended to qualify  under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

          (k) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No Employee Benefit Plan is a multiple employer welfare arrangement as defined in
Section 3(40) of ERISA.

          (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as disclosed on Schedule 3.12(l), no assets of Community, Community Bank or their respective subsidiaries are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

          (m) Except as set forth on Schedule 3.12(m), no Employee Benefit Plan provides benefits to any current or former employee of Community, Community Bank or their respective subsidiaries following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of Community, Community Bank or their respective subsidiaries.

          (n) With respect to each Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with generally accepted accounting principles on the Financial Statements of Community.

          (o) Set forth at Schedule 3.12(o) is a true and complete copy of the Community Bank Directors Deferred Compensation Plan and related Trust Agreement and all amendments and restatements of such plan from the date of first adoption of such plan and trust and implementation; a certified copy of all minutes of the Board of Directors approving such plan and all amendments and restatements thereto, all plan participant joinder agreements related to such plan, information related to any life insurance contracts and agreements whereby parties other than Community or Community Bank have an ownership interest in the assets of such policies or related death benefits, copies of all correspondence related to such plan and all amendments thereto with the FDIC and the New Jersey Department of Banking and Insurance related to such plan implementation and any amendments and restatements thereto, and copies of any correspondence related to such plan with respect to compliance with ERISA filed with any federal or state governmental entity. The Directors Deferred Compensation Plan, as amended, set forth at Schedule 3.12(o), has been duly and validly authorized by all necessary corporate action on the part of Community Bank, has been duly and validly executed by Community Bank, is a valid and binding obligation of Community Bank, and has been adopted, implemented and administered in compliance with all applicable federal and state laws, including but not limited to the applicable provisions of the Banking Act of 1948 of the State of New Jersey.

     Section 3.13 Title and Related Matters.
                  -------------------------

          (a)  Each  of   Community,   Community   Bank  and  their   respective
subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of Community or the Financial Regulatory Reports of Community Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2002), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Community and the Financial Regulatory Reports of Community Bank or incurred in the ordinary course of business after December 31, 2002, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of Community on a consolidated basis.

          (b) All agreements pursuant to which Community, Community Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of Community on a consolidated basis. Community, Community Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

          (c) Except as set forth in Schedule 3.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Community, Community Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Community, Community Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

     Section 3.14 Real Estate.
                  -----------

          (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Community, Community Bank or their respective subsidiaries or in which Community, Community Bank or their respective subsidiaries has any ownership or leasehold interest.

          (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which Community or Community Bank is the lessee of any real property and which relates in any manner to the operation of the businesses of Community or Community Bank.

          (c) None of Community, Community Bank or their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter.

          (d) As to each parcel of real property owned or used by Community, Community Bank or any of their respective subsidiaries, none of Community or Community Bank has received notice of any pending or, to the knowledge of Community and each Community subsidiary, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

     Section 3.15 Environmental Matters.
                  ---------------------

          (a) Each of Community, Community Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

          (b) There is no litigation pending or, to the knowledge of Community, Community Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which Community, Community Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or
(ii) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at, on or involving a site owned, leased or operated by Community, Community Bank or any Participation Facility.

          (c) There is no litigation pending or, to the knowledge of Community, Community Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Community or Community Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Loan Property.

          (d) To the knowledge of Community, Community Bank or any of their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement.

          (e) During the period of (i) ownership or operation by Community or Community Bank of any of their respective current properties, (ii) participation by Community or Community Bank in the management of any Participation Facility, or (iii) holding by Community or Community Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material in, on, under or affecting such properties.

          (f) Prior to the period of (i) ownership or operation by Community or Community Bank of any of their respective current properties, (ii) participation by Community or Community Bank in the management of any Participation Facility, or (iii) holding by Community or Community Bank of a security interest in any Loan Property, to the knowledge of Community, Community Bank or any of their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

     Section 3.16 Commitments and Contracts.
                  -------------------------

          (a) Except as set forth in Schedule 3.16, none of Community, Community Bank or their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Community or Community Bank);

               (ii) Any labor contract or agreement with any labor union;

               (iii)Any contract  covenants which limit the ability of Community or Community Bank to compete in any line of business or which involve any restriction of the geographical area in
                    which   Community  or  Community   Bank  may  carry  on  its
                    businesses (other than as may be required by law or applicable regulatory authorities);

               (iv) Any  lease  (other  than real  estate  leases  described  on
                    Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $25,000 or more; or

               (v) Any other contract or agreement which would be required to be disclosed in reports filed by Community with the Federal Reserve Board, the New Jersey Department of Banking and Insurance or the FDIC and which has not been so disclosed.

          (b) Except as set forth in Schedule 3.16(b), there is not, under any agreement, lease or contract to which Community, Community Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

          (c)  Except  as  set  forth  on  Schedule  3.16(c),  (i)  neither  the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Community or Community Bank is a party ("Service Contracts"), or modification or acceleration of any of the terms of such Service Contracts; and (ii) no consents are required to be obtained and no notices are required to be given in order for the Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

          (d) Schedule 3.16(d) lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically data processing agreements) to which Community or Community Bank is a party.

     Section 3.17  Regulatory,  Accounting  and Tax Matters.  None of Community,
                   ----------------------------------------
Community Bank or any of their respective subsidiaries has taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder; or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.18  Registration  Obligations.  Except with respect to obligators
                   -------------------------
set forth on Schedule 3.18, neither of Community or Community Bank is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

     Section 3.19 Antitakeover Provisions.  Community,  Community Bank and their
                  -----------------------
respective subsidiaries have taken all actions required to exempt Community, this Agreement, the Merger, the Bank Merger Agreement and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     Section 3.20  Insurance.  Community,  Community  Bank and their  respective
                   ---------
subsidiaries are presently insured as set forth on Schedule 3.20, and during each of the past three calendar years have been insured, for such amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of Community and Community Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Community and each Community subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which Community or Community Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Schedule 3.20.

     Section 3.21 Labor.
                  -----

          (a) No work stoppage involving Community, Community Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of Community, Community Bank and their respective subsidiaries, threatened. None of Community, Community Bank or any of their respective subsidiaries is involved in, or, to the knowledge of Community, Community Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that Community, Community Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Community. No union represents or claims to represent any employees of Community, Community Bank or their respective subsidiaries, and, to the knowledge of Community, Community Bank and their respective subsidiaries, no labor union is attempting to organize employees of Community, Community Bank or their respective subsidiaries.

          (b) Community, Community Bank or their respective subsidiaries have made available to Sun a true and complete list of all employees of Community, Community Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees. Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause Sun to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.16(a) hereto, no employee of Community, Community Bank or their respective subsidiaries has any contractual right to continued employment by Community.

          (c) Community, Community Bank and their respective subsidiaries are in compliance with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

          (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Community, Community Bank or their respective subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Community, Community Bank or their respective subsidiaries.

     Section 3.22 Compliance  with Laws.  Each of Community,  Community Bank and
                  ---------------------
their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in material compliance with such laws, regulations and orders. Except as disclosed in Schedule 3.22, none of Community or Community Bank:


          (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Community), and

          (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Community or Community Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces (other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Community), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Community), (iii) requiring Community or Community Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Community or Community Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

          (c) Neither Community nor Community Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Community Bank: (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Community Bank pursuant to 12 C.F.R. Part 570. Furthermore, the Board of Directors of Community Bank has adopted and Community Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

     Section 3.23 Transactions with Management.  Except for (a) deposits, all of
                  ----------------------------
which are on terms and conditions comparable to those made available to other customers of Community Bank at the time such deposits were entered into, (b) the loans listed on Schedule 3.5 or arm's length loans to employees entered into in the ordinary course of business, (c) the agreements listed on Schedule 3.16, (d) obligations under employee benefit plans of Community, Community Bank and their respective subsidiaries set forth in Schedule 3.12 and (e) the items described on Schedule 3.23 and any loans or deposit agreements entered into in the ordinary course with customers of Community Bank, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

     Section 3.24 Derivative  Contracts.  Neither of Community or Community Bank
                  ---------------------
is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of Community and the Financial Statements of Community Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in
Schedule 3.24.

     Section  3.25  Deposits.  None  of  the  deposits  of  Community  Bank  are
                    --------
"brokered" deposits as such term is defined in the Rules and Regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of Community's except as set forth in Schedule 3.25.

     Section 3.26 Accounting Controls; Disclosure Controls.
                  ----------------------------------------

          (a) Each of Community, Community Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Community, Community Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Community, Community Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Community, Community Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Community, Community Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

          (b) To the extent required, Community and Community Bank have in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, to allow Community's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Community required under the Securities Exchange Act of 1934, as amended.

     Section 3.27 Proxy Materials. None of the information relating to Community
                  ---------------
or Community Bank to be included in the Joint Proxy Statement/Prospectus which is to be mailed to the shareholders of Community and Sun in connection with the solicitation of their approval of this Agreement will, at the time such Joint Proxy Statement/Prospectus is mailed or at the time of the meeting of shareholders to which such Joint Proxy Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

     Section 3.28 Deposit Insurance.  The deposit accounts of Community Bank are
                  -----------------
insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Community Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

     Section 3.29 Intellectual Property.  Each of Community,  Community Bank and
                  ---------------------
their respective subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; neither of Community or Community Bank has received any notice of conflict with respect thereto that asserts the right of others.

     Section  3.30 SEC  Filings.  Community  has filed all  forms,  reports  and
                        -------
documents required to be filed by Community with the SEC since January 1, 2000 (collectively, the Community SEC Reports"). The Community SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Community's SEC Reports or necessary in order to make statements in Community's SEC Reports, in light of the circumstances under which they were made, not misleading.

     Section 3.31 Untrue Statements and Omissions. No representation or warranty
                  -------------------------------
contained in Article 3 of this Agreement or in the Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.32 Fairness  Opinion. Prior to the  execution of this  Agreement,
                  -----------------
Community has received an opinion from Ryan, Beck & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Per Share Stock Consideration is fair to the shareholders of Community from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF SUN

         Sun hereby represents and warrants to Community as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

     Section 4.1 Organization and Related Matters of Sun.
                 ---------------------------------------

          (a) Sun is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Sun has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Sun is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Sun, or the character or location of the properties and assets owned or leased by Sun makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of Sun on a consolidated basis. Sun is duly registered as a bank holding company under the BHC Act. True and correct copies of the Amended and Restated Certificate of Incorporation of Sun and the Amended and Restated Bylaws of Sun, each as amended to the date hereof, have been made available to Community.

          (b) Sun Bank is a national bank, duly organized, validly existing and in good standing under the laws of the United States. Sun Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted. True and correct copies of the Articles of Association and the Bylaws of Sun Bank, each as amended to the date hereof, have been delivered to Community.

          (c) Each subsidiary of Sun and Sun Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business being conducted by each subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

          (d) Sun has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

     Section 4.2 Capitalization.
                 --------------

          (a) As of December 31, 2003, the authorized capital stock of Sun consisted of 25,000,000 shares of common stock, par value $1.00 per share, 13,290,747 shares of which are issued and outstanding (exclusive of any such shares held in the treasury of Sun as of the date hereof), and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding Sun Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

          (b) The authorized capital stock of Sun Bank consists of 750,000 shares of common stock, $5.00 par value per share, of which 607,577 shares as of the date hereof are issued and outstanding (none of which is held in the treasury of Sun Bank) (the "Sun Bank Shares"). All of the issued and outstanding Sun Bank Shares have been duly authorized and validly issued and all such shares are fully paid and, subject to 12 U.S.C. Section 55, nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Sun Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of Sun Bank.

          (c) All of the issued and outstanding shares of capital stock of Sun Bank are owned by Sun free and clear of all liens and encumbrances and adverse claims thereto.


     Section 4.3 Authorization. The execution, delivery, and performance of this
                 -------------
Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been duly authorized by the Boards of Directors of Sun, and no other corporate proceedings on the part of Sun are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Sun enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Sun or, (ii) to Sun's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sun under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Sun is a party, or by which Sun or any of its properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sun or any of its material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Schedule 4.4; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

     Section 4.4 Financial Statements.
                 --------------------

          (a) Sun has made available to Community copies of the consolidated financial statements of Sun as of and for the years ended December 31, 2001 and 2002, and for the period ended March 31, 2003, June 30, 2003 and September 30, 2003, and Sun will make available to Community, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Sun, the consolidated financial statements of Sun as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Sun").

          (b) Each of the Financial Statements of Sun (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Sun have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Sun (including the related notes) fairly presents or will fairly present the consolidated financial position of Sun as of the respective dates thereof and fairly presents or will fairly present the results of operations of Sun for the respective periods therein set forth.

          (c) Except for the issuance in December 2003 of $40 million aggregate principal amount of floating rate preferred securities, since December 31, 2002, Sun has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Sun on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Sun or reflected in the notes thereto, and (ii) which were incurred after December 31, 2002 in the ordinary course of business consistent with past practices. Since December 31, 2002, and except for the matters described in (i) and (ii) above, Sun has not incurred or paid any obligation or liability which would be material to the Condition of Sun on a consolidated basis.

     Section 4.5 Absence of Certain Changes or Events.  Since December 31, 2002,
                 ------------------------------------
there has not been any material adverse change in the Condition of Sun on a consolidated basis, and to the knowledge of Sun, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

     Section 4.6  Consents  and  Approvals.  Except for (i) the  Consents of the
                  ------------------------
Regulatory Authorities; (ii) approval of this Agreement by the shareholders of Sun; (iii) filing of Certificate of Merger with the State of New Jersey; and
(iv) as disclosed in Schedule 4.7, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by Sun of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

     Section 4.7 Proxy Materials. None of the information relating solely to Sun
                 ---------------
or any Subsidiary to be included or incorporated by reference in the Joint Proxy Statement/Prospectus which is to be mailed to the shareholders of Community and Sun in connection with the solicitation of their approval of this Agreement will, at the time such Joint Proxy Statement/Prospectus is mailed or at the time of the meeting of shareholders of Community to which such Joint Proxy
Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

     Section 4.8 Accounting, Tax, Regulatory Matters. Sun has not agreed to take
                 -----------------------------------
any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement including matters relating to the Community Reinvestment Act.

     Section 4.9 Untrue Statements and Omissions.  No representation or warranty
                 -------------------------------
contained in Article 4 of this Agreement or in the Schedules of Sun contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.10.  Broker's Fees. Except for Sandler O'Neill & Partners,  L.P.,
                    -------------
neither of Sun or Sun Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     Section 4.10 Title and Related Matters.
                  -------------------------

          (a) Each of Sun, Sun Bank and their respective subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of Sun or the Financial Regulatory Reports of Sun Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2002), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Sun and the Financial Regulatory Reports of Sun Bank or incurred in the ordinary course of business after December 31, 2002, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of Sun on a consolidated basis.

          (b) All agreements pursuant to which Sun, Sun Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of Sun on a consolidated basis.

     Section 4.12. Accounting Controls; Disclosure Controls.
                   ----------------------------------------

          (a) Each of Sun, Sun Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Sun, Sun Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Sun, Sun Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Sun, Sun Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Sun, Sun Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

          (b) To the extent required, Sun has in place "disclosure controls and procedures" as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, to allow Sun's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Sun required under the Securities Exchange Act of 1934, as amended.

     Section  4.13  Deposit  Insurance.  The  deposit  accounts  of Sun Bank are
                    ------------------
insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Sun Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

     Section 4.14 SEC Filings.  Sun has filed all forms,  reports and  documents
                  -----------
required to be filed by Sun with the SEC since January 1, 2003 (collectively, the Sun SEC Reports"). The Sun SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Sun's SEC Reports or necessary in order to make statements in Sun's SEC Reports, in light of the circumstances under which they were made, not misleading

     Section 4.15 Loan  Reserves.  The allowances for possible loan losses shown
                  --------------
on the Financial Statements of Sun and the Financial Regulatory Reports of Sun Bank as of September 30, 2003 were, and the allowance for possible loan losses to be shown on the Financial Statements of Sun and the Financial Regulatory Reports of Sun Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Sun and Sun Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit).

     Section 4.16  Environmental  Matters.  To our  knowledge,  each of Sun, Sun
                   ----------------------
Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace. There is no litigation pending or, to the knowledge of Sun, Sun Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which Sun, Sun Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at, on or involving a site owned, leased or operated by Sun, Sun Bank or any Participation Facility.

     Section 4.17 Legal Proceedings; Etc. Neither Sun nor Sun Bank is a party to
                  ----------------------
any, and there are no pending or, to the knowledge of Sun and each Sun subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Sun or Sun Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Sun and each Sun subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against Sun or Sun Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Sun or Sun Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Sun on a consolidated basis; there is no default by Sun or Sun Bank under any material contract or agreement to which Sun or Sun Bank is a party; and none of Sun or Sun Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Sun or Sun Bank and none of Sun or Sun Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

     Section 4.18 Labor.
                  -----

          (a) No work stoppage involving Sun, Sun Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of Sun, Sun Bank and their respective subsidiaries, threatened. None of Sun, Sun
Bank or any of their respective subsidiaries is involved in, or, to the knowledge of Sun, Sun Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that Sun, Sun Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Sun. No union represents or claims to represent any employees of Sun, Sun Bank or their respective subsidiaries, and, to the knowledge of Sun, Sun Bank and their respective subsidiaries, no labor union is attempting to organize employees of Sun, Sun Bank or their respective subsidiaries.

          (b) Sun, Sun Bank and their respective subsidiaries are in compliance with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.


     Section  4.19  Compliance  with  Laws.  Each of Sun,  Sun  Bank  and  their
                    ----------------------
respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in material compliance with such laws, regulations and orders. None of Sun or Sun Bank:

          (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Sun), or

          (b)  since   January  1,  2003,   has  received  a   notification   or
communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Sun or Sun Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces (other than where such non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Sun), (ii) threatening to revoke any permit or license (other than licenses or permits the revocation of which will not, alone or in the aggregate, have a Material Adverse Effect on Sun), (iii) requiring Sun or Sun Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Sun or Sun Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

     Section  5.1  Conduct  of  the   Business  of   Community   and   Community
                   -------------------------------------------------------------
Subsidiaries.
-------------

          (a) During the period from the date of this Agreement to the Effective Time of the Merger, Community shall, and shall cause Community Bank and its respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, (iii) preserve for itself and Sun the goodwill of the customers of Community, Community Bank and their respective subsidiaries and others with whom business relationships exist, and (iv) except as required by law or regulation, take no action which would adversely affect or delay the ability of Community or Sun to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

          (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Community shall not, and it shall not permit any Community subsidiary, without the prior written consent of Sun, to:

               (i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of Community or Community Bank;

               (ii) except for the issuance of Community  Shares pursuant to the terms of the Community Options, change the number of shares of the authorized, issued or outstanding capital stock of Community, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Community, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Community; provided that Community may pay a one time special cash dividend of up to $.75 per share on each Community Share issued and outstanding (other than shares held in treasury and unawarded shares held in benefit plans) immediately prior to the Effective Time.

               (iii)incur  any  material  liabilities  or  material  obligations
                    (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

               (iv) make any  capital  expenditures  individually  in  excess of
                    $10,000, or in the aggregate in excess of $10,000 other than pursuant to binding commitments existing on December 31, 2003 and disclosed at Schedule 5.1(b)(iv), or as otherwise disclosed at Schedule 5.1(b)(iv) as of the date of this Agreement, and other than expenditures necessary to maintain existing assets in good repair;

               (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000;

               (vi) pay any bonuses to any employee,  officer, director or other person except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

               (vii)enter  into  or  extend  any  agreement,  lease  or  license relating to real property, personal property, data processing or bankcard functions relating to Community or Community Bank that involves an aggregate of $10,000 or more;

               (viii) acquire  five percent (5%) or more of the assets or equity securities of any Person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing Community subsidiaries which has been approved in advance in writing by Sun, (B) foreclosures in the ordinary course of business,
                    (C) acquisitions of control by Community Bank or any other Community subsidiary engaged in banking in a fiduciary capacity or (D) the creation of any new Community subsidiary organized to conduct and continue activities otherwise permitted by this Agreement;

               (ix) originate,  purchase,  extend or grant any loan in principal amount in excess of $3.0 million, or engage or participate in any lending activities, including modifications to any loans existing on the date hereof, other than in the ordinary course of business consistent with past practices; provided however, Community Bank shall consult with Sun Bank with respect to origination, purchase or extension of all loans with principal amount in excess of $1.5 million;

               (x) file any applications or make any contract with respect to branching by Community Bank (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property, other than pursuant to legally binding contracts in effect on the date of this Agreement;

               (xi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any subsidiary of Community or make additional investments in subsidiaries;

               (xii)increase  or  decrease  the  rate of  interest  paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Community and Community Bank's past practices;

               (xiii) take any action  that is  intended  or may  reasonably  be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

               (xiv)purchase or otherwise acquire any investment  securities for its own account other than those issued or guaranteed by the US Treasury, the Federal Home Loan Bank System, the Federal National Mortgage Association, the Government National
                    Mortgage  Association,  or the  Federal  Home Loan  Mortgage
                    Corporation,   or
                    any Derivative Contract. Any security purchased shall not have an average remaining life to maturity of greater than two years; or

               (xv) commence  any cause of action or  proceeding  other  than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Community, Community Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations.

     Section  5.2 Current  Information.  During the period from the date of this
                  --------------------
Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Community will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Sun and to report the general status of the ongoing operations of Community. Community will promptly notify Sun of any material change in the normal course of business or the operations or the properties of Community or Community Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Community or an Community subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Community or Community Bank, and will keep Sun fully informed of such events. Community will furnish to Sun, promptly after the preparation and/or receipt by Community thereof, copies of its unaudited monthly and quarterly periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to Sun, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Community and the Financial Regulatory Reports of Community Bank.

     Section  5.3  Access  to   Properties;   Personnel  and  Records;   Systems
                   -------------------------------------------------------------
Integration.
------------

          (a) For so long as this Agreement shall remain in effect, Community, Community Bank and their respective subsidiaries shall permit Sun or its agents full access, during normal business hours, to the properties of Community, Community Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to Sun and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Community or Community Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Sun may have a reasonable interest, and Community, Community Bank and their respective subsidiaries shall use their reasonable best efforts to provide Sun and its representatives access to the work papers of Community's and Community subsidiaries' accountants. For so long as this Agreement shall remain in effect, Community shall permit a Sun representative to attend Community board meetings, provided that the Community board may convene in executive session without the presence of a Sun representative in the event that Community wishes to discuss matters associated to its fiduciary duties with respect to the Agreement and matters related thereto. Community, Community Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that Community, Community Bank and their respective subsidiaries shall cooperate with Sun in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to Sun shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Community, Community Bank and their respective subsidiaries.

          (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (1) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (2) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Without the consent of the other party, neither party shall use information furnished to such party other than for the purposes of the transactions contemplated hereby.

          (c) From and after the date hereof, Community shall cause Community Bank and its directors, officers and employees to, and shall make all reasonable efforts to cause Community Bank's data processing service providers to, cooperate and assist Sun in connection with an electronic and systematic conversion of all applicable data regarding Community Bank to Sun Bank's system of electronic data processing. In furtherance of, and not in limitation of, the foregoing, Community shall cause Community Bank to make reasonable arrangements during normal business hours to permit personnel and representatives of Sun Bank to train Community Bank employees in Sun Bank's system of electronic data processing. Community and Community Bank shall permit Sun to train the Community's employees during the one month period before the anticipated Effective Time of the Merger with regard to Sun's operations, policies and procedures at Sun's sole cost and expense. This training may take place at Community's branch offices at such times to be determined in cooperation with Community and shall be conducted in a manner so as to not interfere with the business operations of the branch offices.

     Section 5.4 Approval of Shareholders. Sun and Community will take all steps
                 ------------------------
necessary under applicable laws to call, give notice of, convene and hold a meeting of their shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of Community will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Sun and Community will use their best efforts to obtain the necessary approvals by their shareholders of this Agreement and the transactions contemplated hereby.

     Section 5.5 No Other Bids.  Except with respect to this  Agreement  and the
                 -------------
transactions contemplated hereby, neither Community nor any "Affiliate" (as defined herein) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by Community, Community Bank or any of their respective subsidiaries shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of Community's Board of Directors as advised in writing by counsel to such Board of Directors, neither Community nor any Affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but
Community may communicate information about such a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. Community shall promptly notify Sun orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Community shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this
Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving Community, Community Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in Community, Community Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of Community, Community Bank or any of their respective subsidiaries.

     Section  5.6 Notice of  Deadlines.  Schedule  5.6 lists the  deadlines  for
                  --------------------
extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Community or Community Bank is a party.

     Section 5.7  Maintenance of  Properties;  Certain  Remediation  and Capital
                  --------------------------------------------------------------
Improvements.  Community,  Community Bank and their respective subsidiaries will
------------
maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

     Section 5.8  Environmental  Audits.  Upon the written request of Sun, which
                  ---------------------
request shall occur within thirty days of the date hereof, Community will, at Sun's expense, with respect to each parcel of real property that Community or Community Bank owns, procure and deliver to Sun, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to Sun.

     Section 5.9 Title Insurance. Upon the written request of Sun, which request
                 ---------------
shall occur within thirty (30) days of the date hereof, Community will, at Sun's expense, with respect to each parcel of real property that Community or Community Bank owns, procure and deliver to Sun, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to Sun, which policy shall be free of all material exceptions to Sun's reasonable satisfaction.

     Section 5.10 Surveys.  Upon the written request of Sun, which request shall
                  -------
occur within thirty (30) days of the date hereof, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to
Section 5.10, Sun, at its own expense, will procure and deliver to Sun at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to Sun, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

     Section 5.11  Consents to Assign and Use Leased  Premises.  With respect to
                   -------------------------------------------
the leases disclosed in Schedule 3.14(b), Community will, or shall cause Community Bank and each applicable subsidiary of Community and Community Bank to, obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of Community, Community Bank and their respective subsidiaries to Sun Bank and to permit the use and operation of the leased premises by Sun Bank.

     Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger,
                  ------------------
Community shall take, or cause to be taken, all steps reasonably requested by Sun to cure any deficiencies in regulatory compliance by Community or Community Bank; provided, however, neither Sun nor Sun Bank shall be responsible for discovering or have any obligation to disclose the existence of such defects to Community nor shall Sun have any liability resulting from such deficiencies or attempts to cure them.

     Section  5.13  Conforming  Accounting  and Reserve  Policies.  Upon written
                    ---------------------------------------------
confirmation from Sun that all conditions to closing set forth in Articles 8 and 9 have been satisfied or waived, at the request of Sun, Community shall immediately prior to Closing establish and take such reserves and accruals as Sun reasonably shall request to conform Community Bank's loan, accrual, reserve and other accounting policies to the policies of Sun Bank.

     Section  5.14 Bank Merger  Agreement.  Prior to the  Effective  Time of the
                   ----------------------
Merger, Sun Bank and Community Bank shall have executed and delivered the Bank Merger Agreement substantially in the form annexed hereto as Exhibit 5.14. Community agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of Community Bank held by Community in favor of such Bank Merger Agreement and the transactions contemplated thereby.

     Section 5.15 Affiliate and Voting  Agreements.  Community  shall deliver to
                  --------------------------------
Sun as of the date of the Agreement, a Voting Agreement in form and substance as set forth at Exhibit 5.15, executed by each director and executive officer of Community.

     Section  5.16.  Directors  Deferred   Compensation  Plan.  Subject  to  the
                     ----------------------------------------
limitations and restrictions set forth at 6.9 herein, the Directors Deferral Plan and related Trust Agreement shall be terminated by Community Bank at and immediately prior to the Effective Time and Community Bank shall make payments to plan participants in amounts not to exceed the amounts set forth at Schedule 5.16, less applicable tax withholding.

                                   ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

     Section 6.1 Best Efforts; Cooperation.  Subject to the terms and conditions
                 -------------------------
herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

     Section 6.2 Regulatory Matters.
                 ------------------

          (a) As promptly as practicable following the execution and delivery of this Agreement, but in no event more than 60 days from the date hereof, Sun and Community shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Community. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

          (b) Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     Section 6.3 Employment and Employee Benefits Matters.
                 ----------------------------------------

          (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Sun or any of its affiliates and any officer or employee of Community, Community Bank or any of their respective subsidiaries or an obligation on the part of Sun or any of its affiliates to employ any such officers or employees.

          (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of Community, Community Bank or any of their respective subsidiaries immediately prior to, at or as soon as administratively feasible following the Effective Time of the Merger, provided that the conditions of this Subsection (b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of Community, Community Bank or any of their respective subsidiaries who were participating immediately prior to the Merger in employee benefit plans of Community, Community Bank or any of their respective subsidiaries for which Sun maintains a corresponding plan shall commence participation in Sun's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the Employee Benefit Plans of Community, Community Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any of Community employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to Section 6.3(c) hereof and except as otherwise specifically provided below, Sun agrees that the officers and employees of Community, Community Bank or any of their respective subsidiaries who Sun or its subsidiaries employ shall be eligible to participate in Sun's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of Sun; provided, however, that:

               (i)  with  respect to each Sun Health  Plan,  Sun shall waive all
                    waiting   periods   under   said   plans  for   pre-existing
                    conditions; and

               (ii) Credit for each such employee's past service with Community,
                    Community Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by Sun to employees for purposes of:

                    (A) determining vacation, severance, sick leave and other leave benefits and accruals, in accordance with the
                         established   policies   of   Sun;

                    (B) establishing eligibility for participation in and vesting under Sun's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

               (iii)with  respect  to  participation  in any  group  medical  or dental insurance plans by employees of Community who shall become employees of Sun or Sun Bank as of the Effective
                    Time, Sun shall credit all amounts paid by Community employees as deductibles under the Community plans in the 2004 calendar year towards deductibles in 2004 under the corresponding Sun plans.

          (c)  Subject to the limitations and  restrictions set forth at Section
6.9 herein, any full time employee of Community or Community Bank (excluding the three executive officers) whose employment with Sun or Sun Bank is involuntarily by Sun or Sun Bank after the Effective Time and for a period of six months thereafter, absent termination for cause in accordance with policies of Sun or Sun Bank, shall receive severance payments in accordance with the policy and
years  of  service   information  set  forth  at  Schedule  6.3(c)

     Section 6.4 Indemnification.
                 ---------------

          (a) For a period of six (6) years after the Effective Time of the Merger, Sun shall indemnify, defend and hold harmless each person entitled to indemnification from Community (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in Community's and Community Bank's Certificate of Incorporation or Bylaws, in each case as in effect as of the date hereof.

          (b) After the Effective Time of the Merger, directors, officers and employees of Community and Community Bank, except for the indemnification rights provided for in this Section 6.4 above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of Sun and its subsidiaries would be entitled under the Certificate of Incorporation and Bylaws of Sun or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as Sun may then make available to officers, directors and employees of Sun and its subsidiaries.

          (c) Sun shall use its best efforts (and Community shall cooperate prior to the Effective Time of the Merger) to maintain in effect for a period of three (3) years after the Effective Time of the Merger Community's existing directors' and officers' liability insurance policy (provided that Sun may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii)with the consent of Community (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that Sun shall not be obligated to make premium payments for such three (3) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Community's and Community Bank's directors and officers, 150% of the annual premium payments on Community's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sun shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

          (d) If Sun or any of its successors or assigns shall consolidate with or merge into any other person and shall not be continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of Sun shall assume the obligations set forth in this Section 6.4.

     Section 6.5 Registration Statement. Sun shall use its best efforts to cause
                 ----------------------
the Registration Statement to be filed with the SEC within the sixty days of the date hereof and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Joint Proxy Statement/Prospectus for the meeting of Sun's and Community's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. Community, Community Bank and their respective subsidiaries will furnish to Sun the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. Sun shall take all actions required to qualify or obtain exemptions from such qualifications for the Sun Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

     Section 6.6 Section 16 Matters.  Prior to the Effective  Time, the Board of
                 ------------------
Directors of Community and of Sun (or appropriate committees thereof) shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Community who is a covered person of Community for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") of Community Shares or Community Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

     Section 6.7 Transaction Expenses of Community.
                 ---------------------------------

          (a) For planning purposes, set forth at Community Schedule 6.7(a) hereto, Community has provided Sun with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Community in connection with this Agreement and the transactions contemplated thereunder based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Community shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

                  (b) Promptly after the execution of this Agreement, Community shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within thirty (30) days. Community shall review these invoices and track such expenses against the budget referenced above, and Community shall advise Sun of such matters prior to payment of such invoices.

                  (c) Community shall cause its professionals to render monthly invoices within thirty (30) days after the end of each month. Community shall advise Sun monthly of such invoices for professional services, disbursements and reimbursable expenses which Community has incurred in connection with this Agreement prior to payment of such invoices, and Community shall track such expenses against the budget referenced above.

                  (d) Sun, in reasonable consultation with Community, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. Each party shall be responsible for their proportionate expenses with respect to the printing of the Joint Proxy Statement/Prospectus.

                  (e) Not later than two business days prior to the Closing Date, Community shall provide Sun with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. Community shall detail any variance of such transaction expenses to the budget set forth at Community
Schedule 6.7(a) as of the date of the Agreement.

         Section 6.8 Press Releases.  Sun and Community agree that they will not
                     --------------
issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, without first consulting with the other party as to the form and substance of such disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

         Section 6.9 Prior Notice and Approval Before Payments To Be Made.
                     ----------------------------------------------------

          (a) No payments shall be made by Community or Community Bank to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to any employment agreement, severance arrangement, stock option, deferred compensation plan, vacation or leave plan or other compensation or benefits program), upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Community or Community Bank, except to the extent that such intended payments (i) have been set forth in the Community Schedules furnished to Sun at the date of this Agreement, (ii) with prior written notice to Sun of such intended payment, (iii) delivery of a written acknowledgement and release executed by the recipient and the Community and Community Bank satisfactory to Sun in form and substance, and (iv) the consent of Sun.

          (b) Prior to the Effective Time, Community and Community Bank, with the assistance of its tax accountants, shall determine if any payments made or to be made by the Community or Community Bank shall constitute an "excess parachute payment" in accordance with Section 280G of the Code, shall furnish Sun with a schedule of any non-deductible payments in accordance with Section 280G of the Code, and take such steps as are necessary so that the IRS Forms 1099 and W-2 and related forms shall properly report the non-deductible status of any such payments.


         Section 6.10 Nasdaq Listing.  Sun shall use its reasonable best efforts
                      --------------
to cause the Sun Shares to be issued in the Merger to be approved for listing for quotation on the NASDAQ, subject to official notice of issuance, as of the Effective Time.

         Section 6.11  Current  Information  of Sun.  During the period from the
                       ----------------------------
date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Sun will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Community and to report the general status of the ongoing operations of Sun. Sun will promptly notify Community of any material change in the normal course of business or the operations or the properties of Sun or Sun Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Sun or an Sun subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving Sun or Sun Bank, and will keep Sun fully informed of such events. Sun will furnish to Community, promptly after the preparation and/or receipt by Sun thereof, copies of its unaudited monthly and quarterly periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to Community, be treated, for purposes of Section 4.4 hereof, as among the Financial Statements of Sun and the Financial Regulatory Reports of Sun Bank.


         Section 6.12 Community Banking Group Board. As of the Effective Time of
                      -----------------------------
the Merger Sun shall use its best efforts to appoint each of the members of the Board of Directors of Community and Community Bank to a Community Banking Group Board to be established by Sun following the Effective Time. Membership of any person on such Community Banking Group Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with Sun. Community and Community Bank will use its best efforts to have each director of Community and Community Bank as of the date of this Agreement execute and deliver the agreement set forth at Exhibit 6.12.

         Section  6.13.  Board  of  Directors  of Sun and Sun  Bank.  As soon as
                         ------------------------------------------
practicable after the Effective Time, Sun and Sun Bank shall appoint Mr. Howard Schoor and two other individuals of Sun's and Sun Bank's choosing who were formerly serving on the Board of Directors of Community immediately prior to the Effective Time and who are acceptable to Sun and Sun Bank to the Board of Directors of Sun and Sun Bank to serve until the next annual meeting of Sun and Sun Bank, subject to the right of removal for cause. Directors appointed to Sun or Sun

Bank's Board of Directors pursuant hereto shall no longer serve as directors of the Community Banking Group Board appointed pursuant to Section 6.12 of this Agreement.

         Section 6.14  Registration of Sun Shares related to Exchanged  Options.
                       --------------------------------------------------------
As soon as practicable after the Effective Time, Sun shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the Sun Shares subject to issuance upon the exercise of such Community Options exchanged in accordance with Section 2.2 herein.

         Section 6.15  Notification  of Certain  Matters.  Each party shall give
                       ---------------------------------
prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such party. Each of Community and Sun shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

The obligations of Sun, on the one hand, and Community, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder  Approval.  The Merger shall have been approved
                     ---------------------
by the requisite vote of the shareholders of Community and Sun.


         Section  7.2  Regulatory  Approvals.  All  necessary  Consents  of  the
                       ---------------------
Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation.  There shall be no actual or threatened  causes
                     ----------
of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either Sun or Community, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of Sun or Community, as the case may be.

         Section  7.4  Proxy   Statement   and   Registration   Statement.   The
                       --------------------------------------------------
Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and Sun shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Sun Shares pursuant to the terms of this Agreement.

                                    ARTICLE 8

                      CONDITIONS TO THE OBLIGATIONS OF SUN

The obligation of Sun to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:


         Section 8.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of Community set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations.  Community shall have performed
                     --------------------------
all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.


         Section  8.3  Certificate  Representing   Satisfaction  of  Conditions.
                       --------------------------------------------------------
Community shall have delivered to Sun a certificate of the Chief Executive Officer of Community dated as of the Closing Date as to the satisfaction of the matters described in Section 8.1 and Section 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Community under Article 3 of this Agreement.

         Section  8.4  Absence  of  Adverse  Facts.  There  shall  have  been no
                       ---------------------------
determination by Sun that any fact, event or condition exists or has occurred that, in the judgment of Sun, would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of Community on a consolidated basis or the consummation of the transactions contemplated by this Agreement.

         Section 8.5 Opinion of Counsel.  Sun shall have  received an opinion of
                     ------------------
counsel from Windels, Marx, Lane & Mittendorf, LLP, counsel to Community, satisfactory to Sun and its counsel, dated as of the Effective Time of the Merger, to the effect set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under  Agreements.  Community  shall have obtained
                     --------------------------
the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Community under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of Sun, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or
                     ------------------
any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Sun, any material adverse requirement upon Sun or any Sun Subsidiary, including, without limitation, any requirement that Sun sell or dispose of any significant amount of the assets of Community, Community Bank and their respective subsidiaries, or any other Sun Subsidiary.

         Section 8.8  Certification of Claims.  Community shall have delivered a
                      -----------------------
certificate to Sun that Community is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of Community, Community Bank or any of their respective subsidiaries.

         Section  8.9  Dissenting  Shares.  No more  than 5% of the  issued  and
                       ------------------
outstanding shares of Community common stock shall be Dissenting Shares.

                                    ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF COMMUNITY

The obligation of Community to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1  Representations  and Warranties.  The  representations and
                      -------------------------------
warranties of Sun contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects, as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement.

         Section 9.2  Performance of  Obligations.  Sun shall have performed all
                      ---------------------------
covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate  Representing  Satisfaction of Conditions.  Sun
                     -----------------------------------------------------
shall have delivered to Community a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Section 9.1 and
Section 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Sun under
Article 4 of this Agreement.

         Section 9.4  Opinion of  Counsel.  Community  shall have  received  the
                      -------------------
opinion of Malizia Spidi & Fisch, PC, special counsel to Sun, satisfactory to Community and its counsel, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.4 hereof.

         Section  9.5  Listing  of Sun  Shares.  The Sun  Shares to be issued in
                       -----------------------
connection herewith shall have been approved for listing on NASDAQ, as of the Effective Time.

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT


         Section 10.1  Termination.  This  Agreement may be  terminated  and the
                       -----------
Merger abandoned at any time prior to the Effective Time of the Merger:

          (a) by the mutual consent in writing of the Board of Directors of Sun and Community; or

          (b) by the Board of Directors of Sun or Community if the Merger shall not have occurred on or prior to October 31, 2004, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

          (c) by the Board of Directors of Sun or Community (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
8.1 of this Agreement in the case of Community and Section 9.1 in the case of Sun or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in
Section 8.1 of this Agreement in the case of Community and Section 9.1 of this Agreement in the case of Sun; or

          (d) by the Board of Directors of Sun or Community (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
8.1 of this

Agreement in the case of Community and Section 9.1 in the case of Sun or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching party of such breach; or

          (e) by the Board of Directors of Sun or Community in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Community fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at Community's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (f) by the Board of Directors of Sun or Community (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section
8.1 of this Agreement in this case of Community and Section 9.1 in the case of Sun or in breach of any covenant or agreement contained in this Agreement) upon delivery of written notice of termination at the time that it is determined that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement; or

          (g) By the Board of Directors of Sun, (a) if Community's fails to hold its shareholder meeting to vote on the Agreement within 60 days of the Registration Statement filed with respect to the Sun Shares to be issued in accordance with this Agreement being declared effective by the Securities and Exchange Commission, or (b) if Community's Board of Directors either (i) fails to recommend, or fails to continue its recommendation, that the shareholders of Community vote in favor of the adoption of this Agreement, or (ii) modifies, withdraws or changes in any manner adverse to Sun its recommendation that the shareholders of Community vote in favor of the adoption of this Agreement; or

          (h) By Community if it determines by a vote of the majority of the members of its Board of Directors, and notifies Sun, at any time during the five
(5) day period commencing two (2) business days after the Determination Date and if both of the following conditions are satisfied:

               (i) The Average Closing Price of Sun Common Stock is less than $22.89 (adjusted as set forth in the last sentence of this Section 10.1(h)); and

               (ii) (x) the number  obtained  by dividing  the  Average  Closing
                    Price on the Determination Date by the Starting Price (such number being referred to herein as the "Sun Ratio") shall be less than
                    (y) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.175 from the quotient in this clause
                    (ii)(y) (such number being referred to herein as the "Index Ratio");

         If  Community  elects to  terminate  this  Agreement  pursuant  to this
Section 10.1(h), it shall give notice to Sun within the aforementioned five (5) day period, provided such notice may be withdrawn at any time. During the five
(5) day period commencing with its receipt of such notice, Sun shall have the option of adjusting the Per Share Stock Consideration to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $22.89 multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Sun Ratio. If Sun makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Community of such election and the revised Per Share Stock Consideration, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so modified), and any reference in this Agreement to "Per Share Stock Consideration" shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 10.1(h).

         For purposes of this Section 10.1(h), the following terms shall have the meaning indicated:

         "Average Closing Price" shall mean the average of the per share closing prices of the Sun Common Stock as reported on the NASDAQ for the 20 consecutive trading days ending on the Determination Date as reported by The Wall Street Journal, expressed in decimal figures carried to five figures.

         "Determination Date" means the tenth (10th) trading day prior to the Closing Date.

         "Index Group" means the twenty-two (22) financial institution companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company is removed from the Index Group, the weights (which shall be determined based upon the market capitalization of the outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The twenty-two (22) financial institution companies and the weights attributed to them are as follows:

                                                                Market          Market
     Financial Institution Holding Company                     Value ($M)     Weighting
     -------------------------------------                     ----------     ---------
Company Name                                     Ticker
Provident Bankshares Corporation                 PBKS            783.29          7.2%
First Commonwealth Financial Corporation         FCF             886.40          8.2%
NBT Bancorp Inc.                                 NBTB            710.29          6.6%
Community Bank System, Inc.                      CBU             671.40          6.2%
National Penn Bancshares, Inc.                   NPBC            800.44          7.4%
U.S.B. Holding Co., Inc.                         UBH             452.12          4.2%
S&T Bancorp, Inc.                                STBA            802.24          7.4%
Harleysville National Corporation                HNBC            675.32          6.2%
Yardville National Bancorp                       YANB            258.47          2.4%
Sterling Financial Corporation                   SLFI            507.80          4.7%
Sandy Spring Bancorp, Inc.                       SASR            521.55          4.8%
Financial Institutions, Inc.                     FISI            268.60          2.5%
Tompkins Trustco, Inc.                           TMP             379.79          3.5%
Community Banks, Inc.                            CMTY            372.66          3.4%
Sterling Bancorp                                 STL             446.65          4.1%
Hudson Valley Holding Corp.                      HUVL            468.82          4.3%
Univest Corporation of Pennsylvania              UVSP            421.71          3.9%
Lakeland Bancorp, Incorporated                   LBAI            273.52          2.5%
Interchange Financial Services Corporation       IFCJ            308.34          2.9%
Arrow Financial Corporation                      AROW            288.97          2.7%
Suffolk Bancorp                                  SUBK            376.76          3.5%
Sun Bancorp, Inc.                                SUBI            134.10          1.2%


         "Index Price" on a given date, means the weighted average (weighted in accordance with the Weighting Factors above, which were calculated with reference to the market capitalizations of the outstanding shares of common stock of the Companies listed above) based upon the closing prices on such date of the common stock of the companies comprising the Index Group.

         "Starting Date" means February 13, 2004.

         "Starting Price" means $26.93 per share.

If Sun or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(h).

                    (i) By the Board of Community, in the event the Board, after receipt of the written legal opinion from counsel detailing that such action of accepting such takeover proposal is required in order for the Board to comply with its fiduciary duties under applicable laws of the State of New Jersey , and, provided that Community is not in breach of the provisions of this Agreement, including, but not limited to Section 5.5 hereof, in the exercise of its fiduciary duty, to terminate this Agreement and accept a takeover proposal (as defined in Section 5.5)


         Section 10.2 Effect of Termination; Termination Fee.
                      --------------------------------------

          (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment.

          (b) If, after the date of this Agreement, (i) Sun terminates this Agreement in accordance with Sections 10.1(g) or 10.1(i), or (ii) an Acquisition Transaction (as defined below) is offered, presented or proposed to Community or its shareholders, and thereafter this Agreement and the Merger are disapproved by Community or by the shareholders of Community, an Acquisition Transaction is consummated or a definitive agreement is entered into by Community relating to an Acquisition Transaction (each of (i) and (ii) being a "Trigger Event"), then immediately upon the occurrence of a Trigger Event and in addition to any other rights and remedies of Sun, Community shall pay Sun a cash amount of $3,250,000 as an agreed-upon termination fee plus reimbursement to Sun for its expenses incurred in negotiation and pursuit of the Agreement and the related transactions contemplated thereunder, including but not limited to fees and expenses of its legal counselors, investment advisors, accountants and related professionals and costs associated with such transaction and process
(collectively, the "Termination Fee"). For purposes of this Section 10.2, "Acquisition Transaction" shall, with respect to Community, mean any of the following: (a) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either Community or Community Bank, (b) a purchase, lease or other acquisition of all or substantially all the assets of either Community or Community Bank, (c) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 15% or more of the voting power of either Community or Community Bank or any significant subsidiary of Community, or (d) a tender or exchange offer to acquire securities representing 15% or more of the voting power of Community.

          (c) Community and Sun agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement
                      ----------
may be amended by a subsequent writing signed by each of Sun and Community.

         Section 10.4 Waivers.  Subject to Section 11.11 hereof,  prior to or at
                      -------
the Effective Time of the Merger, Sun, on the one hand, and Community, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations, Warranties and Covenants.
                      ---------------------------------------------------------
The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Sun or Community shall not survive the Effective Time of Merger, except that Section 5.3(b), Section 6.3(b), and Section 6.4 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than Sun, Community (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Sun or Community contained herein shall be deemed to be terminated or extinguished so as to deprive Sun, on the one hand, and Community, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Sun or Community and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1  Definitions.  Except as otherwise  provided  herein,  the
                       -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

                  "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                  "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

                  "Loan Property" means any property owned by Community, Community Bank or any of their subsidiaries, or in which Community, Community Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law. Hazardous Material shall include, but not be limited to, (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                   "Participation Facility" means any facility in which Community, Community Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

                  "Participation   in   the Management" of  a  facility  has the
meaning set forth in 40 C.F.R.ss. 300.1100(c).

                  "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation, financial performance or prospects of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of actions or omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties (including the New Jersey Department of Banking and Insurance), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section  11.2  Entire  Agreement.  This  Agreement  and  the  documents
                        -----------------
referred to herein contain the entire agreement among Sun and Community with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.3  Notices.  All notices or other  communications  which are
                       -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                  If to Community:

                           Community Bancorp of New Jersey
                           3535 Highway 9 North
                           Freehold, New Jersey  07728
                           Attention: Robert O'Donnell, President
                           Fax: (732) 863-9001

                           With a copy to:

                           Windels, Marx, Lane & Mittendorf, LLP
                           120 Albany Street Plaza
                           New Brunswick, New Jersey  08901
                           Attention:  Robert A. Schwartz, Esq.
                           Fax: (732) 846-8877

                           Merger/Integration Committee
                           C/O Eli Kramer
                           21 Kilmer Drive
                           Suite G
                           Morganville, NJ  07751



                  If to Sun, then to:

                           Sun Bancorp, Inc.
                           226 Landis Avenue
                           Vineland, New Jersey 08360
                           Attention: Thomas A. Bracken, President
                           Fax: (856) 691-9187

                           With a copy to:

                           Malizia Spidi & Fisch, PC
                           1100 New York Avenue, NW
                           Suite 340 West
                           Washington, DC 20005
                           Attention: John J. Spidi, Esq.
                           Fax: (202) 434-4661

All such notices or other  communications shall be deemed to have been delivered
(i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.


         Section  11.4  Severability.   If  any  term,  provision,  covenant  or
                        ------------
restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.5 Costs and Expenses.  Expenses incurred by Community on the
                      ------------------
one hand and Sun on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section  11.6  Captions.  The  captions as to  contents  of  particular
                        --------
articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.7 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.8 Persons  Bound;  No Assignment.  This  Agreement  shall be
                      ------------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by Sun to a subsidiary of Sun).

         Section  11.9  Governing  Law.  This  Agreement  is made  and  shall be
                        --------------
governed by and construed in accordance with the laws of the State of New Jersey (without respect to its conflicts of laws principles) except to the extent federal law may apply.

         Section  11.10  Exhibits  and  Schedules.  Each  of  the  exhibits  and
                         ------------------------
schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.11 Waiver. The waiver by any party of the performance of any
                       ------
agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.12  Construction of Terms.  Whenever used in this Agreement,
                        ---------------------
the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.


[CORPORATE SEAL]


                           SUN BANCORP, INC.


                           By:      /s/Thomas A. Bracken
                                    --------------------------------------------
                                    Thomas A. Bracken
                                    Its President and Chief Executive Officer

ATTEST:


/s/Dan A. Chila
--------------------------------
Dan A. Chila
Its Executive Vice President and
  Chief Financial Officer


[CORPORATE SEAL]

                           COMMUNITY BANCORP OF NEW JERSEY


                           By:      /s/Robert O'Donnell
                                    --------------------------------------------
                                    Robert O'Donnell
                                    Its President and Chief Executive Officer


ATTEST:

/s/James A. Kinghorn
----------------------
James A. Kinghorn
Its Secretary